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                                                                   EXhibit 99.1

           MPOWER COMMUNICATIONS INITIATES $250 MILLION BOND OFFERING

Rochester, NY - March 13, 2000 - Mpower Communications Corp. (NASDAQ:MPWR), a provider of integrated communications services to business customers, today announced that it intends to issue $250 million of senior notes through a private placement.

Mpower plans to use the proceeds of the offering to fund capital expenditures, including augmenting its national Digital Subscriber Line (DSL) build-out to include metropolitan fiber rings connecting the company's collocation facilities within major markets. The funding will also be used for market expansion, working capital, general corporate purposes, and, potentially, acquisitions.

The notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state.

ABOUT MPOWER COMMUNICATIONS
Mpower Communications (a.k.a. MGC Communications, Inc.) is a leading provider of facilities-based integrated communication services including Internet, Voice over DSL (VoDSL), local phone service, custom calling features and long distance services to business customers. The company currently operates in Southern California (including Los Angeles, San Diego and Orange County), Chicago, Atlanta, Southern Florida and Las Vegas. Further information about the company can be found at http://www.mpowercom.com.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release that state Mpower Communications and/or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. Management wishes to caution the reader these forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially as a result of risks and uncertainties including, but not limited to, projections of future sales, returns on invested assets, regulatory approval processes, market conditions and other risks detailed from time to time in Mpower's Securities and Exchange Commission filings.

FOR MORE INFORMATION CONTACT:

Dave Clark                               Michele Sadwick
SVP Investor Relations                   VP Corporate Communications
Mpower Communications                    Mpower Communications
716/218-6559                             716/218-6542